UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2018

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	01209
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 26, 2018, Berkshire Hills Bancorp, Inc. (the "Company"), the holding company for Berkshire Bank (the "Bank"), announced that Michael P. Daly, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank, has resigned from his employment and directorships with the Company and the Bank, effective immediately. The Company and the Bank have entered into a Resignation, Separation Agreement and Full and Final Release of Claims (the "Agreement"), under which Berkshire Bank will pay Mr. Daly $7,500,000, with $1,000,000 payable on the Company's next regular pay date following the expiration of the 7-day revocation period, $3,500,000 payable six (6) months from the execution of the Agreement, $1,500,000 payable twelve (12) months from the execution of the Agreement, and $1,500,000 payable eighteen (18) months from the execution of the Agreement.  The Agreement, a copy of which is enclosed as Exhibit 10.1 hereto and incorporated herein by reference, includes confidentiality and non-solicitation provisions and a release of claims by Mr. Daly.  The payments made to Mr. Daly under the Agreement are subject to forfeiture if Mr. Daly breaches certain obligations. The foregoing summary is qualified in its entirety by the full text of the Agreement.
The Company has appointed Richard M. Marotta as President and Chief Executive Officer, and the Bank has appointed Mr. Marotta as Chief Executive Officer, effective November 26, 2018. Mr. Marotta previously served as Senior Executive Vice President of the Company and President of the Bank. Mr. Marotta has also been appointed to the Boards of Director of the Company and the Bank. In addition, the Bank has appointed Sean A. Gray, Chief Operating Officer of the Company, as President of the Bank. Information regarding Messrs. Marotta and Gray's prior experience with the Company and the Bank may be found in the Company's 2018 proxy statement, which was filed with the Securities and Exchange Commission on April 6, 2018, as well as in the news release referenced below. There are no transactions requiring disclosure pursuant to Item 404 of Regulation S-K.
On November 26, 2018, the Company issued a news release discussing the changes to its executive management. The full text of the news release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.                                    Description

        10.1             Resignation, Separation Agreement and Full and Final Release of Claims dated November 26, 2018

99.1                                                 News Release dated November 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: November 26, 2018	By:	/s/ Richard M. Marotta
Richard M. Marotta President and Chief Executive Officer